                                                                      EXHIBIT 21



                            LIST OF SUBSIDIARIES OF
                         CAPSTEAD MORTGAGE CORPORATION
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                                                                      EXHIBIT 21


At December 31, 1994 the subsidiaries of Capstead Mortgage Corporation were as follows:

                                                        STATE OF
                                                        DOMICILE
                                                        --------
PARENT COMPANY
SUBSIDIARY

Capstead Mortgage Corporation ("CMC").................   Maryland
 Capstead Advisers, Inc...............................   Nevada
 Capstead Capital Corporation.........................   Delaware
 Capstead Select Corporation..........................   Delaware
 Capstead Securities Corporation I....................   Delaware
 Capstead Securities Corporation II...................   Delaware
 Capstead Securities Corporation III..................   Delaware
 Capstead Securities Corporation IV...................   Delaware
 CMC Securities Corporation I.........................   Nevada
 CMC Securities Corporation III.......................   Delaware
 CMC ARM Securities Corporation.......................   Delaware

 Capstead Inc.(1).....................................   Delaware
  CMC Securities Corporation II(2)....................   Delaware
  CMC Securities Corporation IV(2)....................   Delaware

 CMC Investment Partnership(3)........................   Texas



______________________
(1) CMC owns all of the issued and outstanding preferred stock.
(2) Capstead Inc. owns all of the issued and outstanding common stock.
(3) CMC Investment Partnership is a general partnership owned by CMC and Capstead Inc.